SECURITIES AND EXCHANGE COMMISSION

Washington, DC

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2007

RBS GLOBAL, INC.	REXNORD LLC
(Exact name of Registrant as specified in its charter)	(Exact name of Registrant as specified in its charter)

Delaware	Delaware
(State of Incorporation)	(State of Incorporation)

333-102428-08	033-25967-01
(Commission File Numbers)

01-0752045	04-3722228
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

4701 Greenfield Avenue Milwaukee, Wisconsin	53214 (Zip Code)
(Address of principal executive offices)

(414) 643-3000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On February 15, 2007, RBS Global, Inc. (“RBS Global”) announced that its indirect parent, Rexnord Holdings, Inc. (“Holdings”), intends, subject to certain conditions, to enter into a six-year $400.0 million aggregate principal amount senior unsecured term loan facility (the “Holdings Loan Agreement”) with Credit Suisse (“CS”) as the initial lender, Credit Suisse Securities (USA) LLC as the lead arranger and book–running manager and CS as the administrative agent. Holdings intends to use the net proceeds from the Holdings Loan Agreement to pay a dividend to its stockholders. Neither Chase Acquisition I, Inc. or RBS Global nor any of their subsidiaries will be a party to the Holdings Loan Agreement.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release issued by RBS Global, Inc. dated February 15, 2007.

2

SIGNATURES

Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, as amended, the Co-registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 15th day of February, 2007.

REXNORD LLC

By:	/s/ George C. Moore
George C. Moore
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, as amended, the Co-registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 15th day of February, 2007.

RBS GLOBAL, INC.

By:	/s/ George C. Moore
George C. Moore
Executive Vice President and Chief Financial Officer

3

EXHIBIT INDEX

TO

FORM 8-K CURRENT REPORT

Date of Report: February 15, 2007

Exhibit No.	Description
99.1	Press Release issued by RBS Global, Inc. dated February 15, 2007.

4